Exhibit 10.7
EXECUTION COPY
THIRD AMENDMENT TO CREDIT AGREEMENT
          THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of May 14, 2009, by and among TRICO MARINE SERVICES, INC., a Delaware corporation (the “Borrower”), TRICO MARINE ASSETS INC., a Delaware corporation (“Trico Assets”), as a Guarantor, and TRICO MARINE OPERATORS, INC., a Louisiana corporation (“Trico Operators”), as a Guarantor, the Lenders party hereto (each, a “Lender” and, collectively, the “Lenders”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
WITNESSETH:
          WHEREAS, the Borrower, Trico Assets, Trico Operators, the Lenders from time to time party thereto, and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of August 29, 2008, and amended by the First Amendment to Credit Agreement, dated as of March 10, 2009 (as further amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);
          WHEREAS, subject to the terms and conditions of this Third Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;
          NOW, THEREFORE, it is agreed:
I. Amendments to Credit Agreement.
          1. The definition of “Credit Documents” appearing in Section 1 of the Credit Agreement is hereby amended by inserting the text “, the Intercreditor Agreement” immediately after the text “each Security Document” appearing in said definition.
          2. The definition of “DeepOcean Indebtedness” appearing in Section 1 of the Credit Agreement is hereby amended by inserting the text “(whether or not such Subsidiaries continue to be Subsidiaries of DeepOcean after the consummation of the DeepOcean Acquisition)” immediately after each instance of the text “its Subsidiaries” appearing twice in said definition.
          3. The definition of “Guarantor” appearing in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Guarantor” shall mean Trico Assets, Trico Operators, any Domestic Subsidiary which owns directly or indirectly any interest in said Persons and, at any time, any other Domestic Subsidiary of the Borrower that is a party to the Guaranty at such time.

          4. The definition of “Material Adverse Effect” appearing in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     ““Material Adverse Effect” shall mean (i) a material adverse effect (w) on the rights or remedies of the Lenders, (x) on the ability of the Borrower and its Subsidiaries taken as a whole to perform its or their obligations to the Lenders, (y) on the Transaction or (z) on the property, assets, operations, liabilities or financial condition of the Borrower and its Subsidiaries taken as a whole, or (ii) a “Material Adverse Effect” as defined in the Second-Lien Notes Collateral Documents.”
          5. The definition of “Maturity Date” appearing in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Maturity Date” shall mean July 15, 2010.
          6. The definition of “Senior Notes” appearing in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Senior Notes” shall mean the 3.00% Senior Convertible Debentures of the Borrower, due 2027, dated February 7, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), the Existing Notes and the Second-Lien Notes.
          6. Section 1 of the Credit Agreement is hereby further amended by adding the following new definitions in the appropriate alphabetical order:
     “Additional Collateral Vessel” shall have the meaning specified in Section 9.16.
     “Asset Sale” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries directly or indirectly sells, issues, conveys, transfers, exchanges, leases, charters (other than operating leases and charters entered into in the ordinary course of business consistent with past practices), assigns or otherwise transfers for value to any Person (other than (i) with respect to an Asset Sale of Collateral, to the Borrower or any Guarantor or (ii) with respect to an Asset Sale that does not involve Collateral, the Borrower or any of its Subsidiaries) any property or assets (including interests therein), whether now owned or hereafter acquired, of the Borrower or any of its Subsidiaries; provided, however, that the following will not be deemed an Asset Sale: (i) the sale of the vessel Northern Gambler and related assets, (ii) the sale, lease, conveyance, disposition or other transfer by the Borrower or any of its Subsidiaries of inventory in the ordinary course of business and (iii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Borrower pursuant to Section 10.02(vii); provided, further, that an Event of Loss shall be deemed an Asset Sale. In addition, if the Borrower receives insurance proceeds of more than $1 million in respect of any partial loss with respect to a Mortgaged Vessel (that also constitutes Second-Lien Notes Collateral), then to the extent that (i) the Borrower has not determined, within six months of such partial loss, to apply such proceeds (or an equivalent amount of funds) to repairs or improvements of such Mortgaged Vessel (or any other Mortgaged Vessel (that also constitutes Second-Lien Notes Collateral)), or

(ii) such proceeds (or an equivalent amount of funds) have not been applied to repairs or improvements of such Mortgaged Vessel (or any other Mortgaged Vessel (that also constitutes Second-Lien Notes Collateral)) prior to the expiration of one year after the receipt of such proceeds, then in each case such proceeds that are not so applied shall be deemed to be proceeds of an Event of Loss for purposes of this definition.
     “Eligible Asset Sale” shall mean the consummation by the Borrower or any Subsidiary of the Borrower after the Third Amendment Effective Date of any Asset Sale resulting in gross cash proceeds to the Borrower of greater than $500,000 but less than $5,000,000.
     “Exchange Agreement” shall mean each Exchange Agreement, dated May 11, 2009, among the Borrower and the investors party thereto.
     “Exchange Offer” shall mean the exchange of Existing Notes for Second-Lien Notes, cash and Equity Interests in accordance with the requirements of the Exchange Agreements.
     “Existing Notes” shall mean the 6.50% Senior Convertible Debentures of the Borrower, due 2028, dated as of May 16, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof).
     “Intercreditor Agreement” shall mean the Intercreditor Agreement executed by the Collateral Agent, the Second-Lien Notes Collateral Agent, the Borrower and the Guarantors substantially in the form of Exhibit P.
     “Junior Financing” shall have the meaning specified in Section 10.18.
     “Junior Financing Documentation” shall mean any documentation governing any Junior Financing.
     “Multiple Asset Sale Proceeds” shall have the meaning specified in Section 4.03(f).
     “Multiple Asset Sale Threshold” shall have the meaning specified in Section 4.03(f).
     “Net Cash Proceeds” shall mean, with respect to any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by the Borrower or any of its Subsidiaries from such Asset Sale net of:
     (a) all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);
     (b) taxes paid or payable in connection with such Asset Sale; and

     (c) amounts (i) used to repay Indebtedness that is required to be repaid or otherwise required to be retained or identified for the benefit of a lender, or (ii) by which any commitment for revolving indebtedness is required to be permanently reduced, each in connection with such Asset Sale (other than mandatory repayments under the Second-Lien Notes Documentation or repayments or commitment reductions under this Agreement).
     “Required Insurance” shall have the meaning specified in Section 15.07.
     “Second-Lien Notes” shall mean the 8.125% Secured Convertible Debentures of the Borrower, due 2013, dated as of May 14, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to Section 10.18), in an initial aggregate principal amount of $202,812,000 (as such amount may be reduced from time to time pursuant to prepayments, redemptions or repurchases permitted by Section 10.05).
     “Second-Lien Notes Collateral” shall mean each of the following assets of the Borrower or the Grantors with respect to which a Lien is granted (or purported to be granted) as security for the Second-Lien Obligations (as defined in the Intercreditor Agreement) under the Second-Lien Notes Documentation (as in effect on the Third Amendment Effective Date): (i) each of the M/V Big Blue River, the M/V Elm River, the M/V Kings River, the M/V Trico Mystic, the M/V Trico Moon and each Additional Collateral Vessel, all of which are owned by Trico Assets, (ii) insurance proceeds assigned by Trico Assets pursuant to second-lien assignments of insurance for each of the M/V Big Blue River, the M/V Elm River, the M/V Kings River, the M/V Trico Mystic and the M/V Trico Moon, (iii) earnings assigned by Trico Assets pursuant to second-lien assignments of earnings for each of the M/V Big Blue River, the M/V Elm River, the M/V Kings River, the M/V Trico Mystic and the M/V Trico Moon, (iv) charters assigned by Trico Assets pursuant to second-lien assignments of charters for each of the M/V Big Blue River, the M/V Elm River, the M/V Kings River, the M/V Trico Mystic and the M/V Trico Moon, (v) the Trico Supply Intercompany Loan Documentation, (vi) the issued and outstanding equity interests in (a) Trico Assets and Trico Operators and (b) any other Domestic Subsidiary at any time owned, directly or indirectly, by the Borrower which owns, directly or indirectly, interests in Trico Assets or Trico Operators, and (vii) other than the Excluded Second-Lien Collateral (as defined in the Intercreditor Agreement), any other assets or property of any Credit Party with respect to which a Lien is granted (or purported to be granted) as security for the Second-Lien Obligations (as defined in the Intercreditor Agreement) (to the extent that such Collateral also constitutes First-Lien Collateral (as defined in the Intercreditor Agreement)).
     “Second-Lien Notes Collateral Agent” shall mean the “Trustee” as defined in the Second-Lien Notes Indenture and any successor thereto.
     “Second-Lien Notes Collateral Documents” shall mean the “Security Documents” as defined in the Second-Lien Notes Indenture, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     “Second-Lien Notes Documentation” shall mean the Second-Lien Notes, the Second-Lien Notes Collateral Documents and all other documents, instruments and agreements executed and delivered in connection with the Second-Lien Notes, including the Second-Lien Notes Indenture, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
     “Second-Lien Notes Indenture” shall mean the Indenture pursuant to which the Second-Lien Notes, dated as of May 14, 2009 have been issued.
     “Single Asset Sale Proceeds” shall have the meaning specified in Section 4.03(e).
     “Third Amendment” shall mean the Third Amendment to Credit Agreement, dated as of May 14, 2009.
     “Third Amendment Effective Date” has the meaning provided in the Third Amendment.
     “Trico Assets” shall mean Trico Marine Assets, Inc., a Delaware corporation.
     “Trico Operators” shall mean Trico Marine Operators, Inc., a Louisiana corporation.
          8. Section 4.03 of the Credit Agreement is hereby amended by deleting Section 4.03(e) in its entirety and inserting the following new Sections 4.03(e), (f) and (g) in lieu thereof:
     “(e) In addition to, but without duplication of Section 4.03(d) or any other mandatory repayments or commitment reductions required pursuant to this Section 4.03, on the day that the Borrower or any Subsidiary of the Borrower consummates any Asset Sale resulting in gross cash proceeds to the Borrower of $5,000,000 or more, the Total Commitment shall be reduced by an amount equal to 50% of the Net Cash Proceeds from such Asset Sale (the “Single Asset Sale Proceeds”); provided that if a mandatory commitment reduction shall be required to be made pursuant to both (i) Section 4.03(d) and (ii) this Section 4.03(e), then the Total Commitment shall be reduced by an amount equal to the greater of the amounts required to be used to reduce the Total Commitment under such Sections.
     (f) In addition to, but without duplication of Section 4.03(d) or any other mandatory repayments or commitment reductions pursuant to this Section 4.03, on the day that the Borrower or any Subsidiary of the Borrower consummates two or more Eligible Asset Sales that result in gross cash proceeds to the Borrower in excess of $10,000,000 (the “Multiple Asset Sale Threshold”), the Total Commitment shall be reduced by an amount equal to 50% of the Net Cash Proceeds from such Eligible Asset Sales (the “Multiple Asset Sale Proceeds”); provided, however, that on each anniversary of the Third Amendment Effective Date, $5,000,000 of Multiple Asset Sale Proceeds that have been received during the preceding 12 months shall be deducted from the cumulative total of Multiple Asset Sale Proceeds for the purposes of determining whether the Multiple Asset Sale Threshold is met; provided, further, that if a mandatory commitment reduction shall be required to be made pursuant to both (i) Section 4.03(d) and (ii) this Section 4.03(f), then the Total Commitment shall be reduced by an amount equal to the greater of the amounts required to be used to reduce the Total Commitment under such Sections.
     (g) Each reduction to, or termination of, the Total Commitment pursuant to this Section 4.03 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender.”
          9. Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.26 in the appropriate sequence:
     “8.26 Status of Obligations. The Obligations constitute “First-Lien Obligations” as defined in the Intercreditor Agreement and “Senior Permitted Indebtedness” as defined in the Second-Lien Notes Indenture.”
          10. (i) Section 9.11(c) of the Credit Agreement is hereby amended by inserting the text “the Intercreditor Agreement (if applicable),” immediately preceding each instance of the text “the Guaranty” appearing twice in said Section and (ii) Section 9.11(d) of the Credit Agreement is hereby amended by inserting the text “the Intercreditor Agreement (if applicable),” immediately preceding the text “the Pledge and Security Agreement” appearing in said Section.
          11. Section 9.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(a) The Borrower will, and will cause each of its Subsidiaries to, cause each Mortgaged Vessel to be registered under the laws and flag of Cyprus, Malta, Norway, England, Bahamas, Vanuatu, Dominica, Mexico, the United States or any other jurisdiction acceptable to the Required Lenders.”
          12. Section 9 of the Credit Agreement is hereby further amended by adding the following new Sections 9.16, 9.17 and 9.18 in the appropriate sequence
          “9.16 Additional Collateral Vessels. Each Credit Party will cause the following to have occurred by no later than June 30, 2009 (or such later date as may be acceptable to the Administrative Agent):
     (i) Trico Assets (or such other Domestic Subsidiary of the Borrower that owns an Additional Collateral Vessel (as hereinafter defined)) shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage with respect to each of the Vessels listed on Schedule XVIII hereto (each, an “Additional Collateral Vessel”) and the Vessel Mortgages shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest in, and lien upon, such Additional Collateral Vessels, subject only to Permitted Liens;

     (ii) each Credit Party that owns an Additional Collateral Vessel, shall have duly authorized, executed and delivered an Assignment of Earnings, an Assignment of Insurances and an Assignment of Charters (existing or future) for any charter or other similar contract that has as of such date a remaining term of twelve (12) months or greater, including any extension option, granted by the relevant Credit Party, and shall use commercially reasonable efforts to provide appropriate notices and consents relating thereto, together covering all of such Credit Party’s present and future Earnings and Insurance Collateral, in each case together with proper Financing Statements (Form UCC-1) and certified copies of Requests for Information or Copies (Form UCC-11) as required by the Credit Agreement;
     (iii) the Borrower will cause each Domestic Subsidiary of the Borrower which owns any direct or indirect interest in any Domestic Subsidiary that owns an Additional Collateral Vessel to execute and deliver a counterpart to the Intercreditor Agreement, the Guaranty and the Pledge and Security Agreement (or, if requested by the Administrative Agent, a joinder agreement in respect of the Guaranty and the Pledge and Security Agreement) and, in connection therewith, promptly execute and deliver all further instruments, and take all further action, that the Administrative Agent may reasonably require (including, without limitation, the provision of officers’ certificates, resolutions, good standing certificates and opinions of counsel, in each case to the reasonable satisfaction of the Administrative Agent, as well as appraisals and all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the granting of Liens under the Credit Documents;
     (iv) to the extent that an Additional Collateral Vessel is owned by a Domestic Subsidiary of the Borrower that is not a Credit Party (and which has not otherwise executed and delivered the documents described above in clause (iii)), the Borrower will cause such Domestic Subsidiary (and any Domestic Subsidiary which directly owns the stock of such Domestic Subsidiary to the extent not a Credit Party) to execute and deliver to the Administrative Agent a counterpart of the Pledge and Security Agreement (including any supplemental agreement required to give effect to such security interests purported to be created by the Pledge and Security Agreement under applicable local law), the Intercreditor Agreement, the Subsidiaries Guaranty, together with all related documentation (including, without limitation, opinions of counsel, corporate documents and proceedings and officer’s certificates) as such Domestic Subsidiary would have been required to deliver pursuant to Section 15 had such Additional Collateral Vessel been a Collateral Vessel on the Amendment and Restatement Effective Date;
     (v) if requested by the Administrative Agent, the Borrower shall use commercially reasonable efforts to cause any manager of an Additional Collateral Vessel to deliver a subordination agreement reasonably satisfactory in form and substance to the Administrative Agent; and
     (vi) with respect to each Additional Collateral Vessel being secured, the Administrative Agent shall have received (w) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of each Additional Collateral Vessel by Trico Assets or the relevant Guarantor, (x) the results of maritime registry searches with respect to each Mortgaged Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens, (y) class certificates (to the extent required under the laws applicable to such Additional Collateral Vessel) from a classification society listed on Schedule XV to the Credit Agreement or another classification society reasonably acceptable to the Collateral Agent, indicating that such Additional Collateral Vessel meets the criteria specified in Section 8.24, (z) a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Parties in respect of such Additional Collateral Vessel, together with a certificate from such broker certifying that such insurances constitute the Required Insurance.
     Except as specifically provided above, all filings, deliveries of instruments and other actions necessary and desirable in the reasonable opinion of the Administrative Agent to perfect and preserve such security interests shall have been duly effected and the Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent.
     9.17 Amendments to Vessel Mortgages. Each Credit Party will cause Vessel Mortgages in effect on the Third Amendment Effective Date to be amended pursuant to an amendment in form and substance satisfactory to the Administrative Agent to address various technical changes by no later than June 30, 2009 (or such later date as may be acceptable to the Administrative Agent).
     9.18 Notice of Asset Sales. At least one (1) Business Day prior to the consummation of any Asset Sale resulting in gross cash proceeds to the Borrower of more than $500,000, the Borrower shall deliver to the Administrative Agent a written notice (the “Asset Sale Notice”) which shall include (A) a reasonable description of the Asset Sale, including, without limitation, the assets in such Asset Sale and whether such assets include any Collateral, (B) the gross cash proceeds of such Asset Sale, (C) the Net Cash Proceeds (including reasonable detail with respect to the calculations related thereto), (D) whether the proceeds of such sale will constitute Single Asset Sale Proceeds and/or Multiple Asset Sale Proceeds (including reasonable detail with respect to the calculations related thereto), (E) the date of the expected consummation of the Asset Sale and (F) if the Administrative Agent is required to release any Collateral with respect to such Asset Sale, any required release documentation with respect to the Collateral to be executed by the Administrative Agent and released to the Company after either (I) the Single Asset Sale Proceeds and/or Multiple Asset Sale Proceeds, if any, from such sale have been delivered to the Administrative Agent, (II) the Administrative Agent has received evidence reasonably satisfactory to the Administrative Agent that such Single Asset Sale Proceeds and/or Multiple Asset Sale Proceeds, if any, will be delivered to the Administrative Agent directly by the purchaser of such assets in such Asset Sale on the date of the consummation of such Asset Sale or (III) promptly following the Administrative Agent’s receipt of the Asset Sale Notice if the Asset Sale will not result in any Single Asset Sale Proceeds or Multiple Asset Sale Proceeds.”

          13. Section 10.01 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (xix) of said Section, (ii) deleting the period (“.”) appearing at the end of clause (xx) of said Section and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (xxi) immediately following clause (xx) of said Section:
     “(xxi) Liens on the Second-Lien Notes Collateral created pursuant to the Second-Lien Notes Documentation and subject to the terms of the Intercreditor Agreement.”
          14. Section 10.02 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (xi) of said Section, (ii) deleting the period (“.”) appearing at the end of clause (xii) of said Section and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (xiii) immediately following clause (xii) of said Section:
     “(xiii) Trico Assets may transfer any vessel that is registered under the laws and flag of Mexico (and any equipment or spare parts related thereto) to any subsidiary of the Borrower that is organized in Mexico so long as the value of the vessels so transferred shall not exceed $10,000,000 in the aggregate.”
          15. Section 10.04 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (xvii) of said Section, (ii) deleting the period (“.”) appearing at the end of clause (xviii) of said Section and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (xix) immediately following clause (xviii) of said Section:
     “(xix) Indebtedness consisting of a subordinated non-recourse guarantee issued by the Guarantors (and any additional Subsidiary that becomes a Guarantor after the Third Amendment Effective Date) for the benefit of the holders of Second-Lien Notes as credit support for the Borrower’s obligations under the Second-Lien Notes Indenture.”
          16. Section 10 of the Credit Agreement is hereby further amended by inserting the following new Section 10.18 in the appropriate order:
     “10.18 Voluntary Prepayments, Etc. of Indebtedness. (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest, fees and legal expenses, as well as mandatory prepayments, including payments due upon asset sales, shall be permitted) (i) the Senior Notes or (ii) any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Credit Documents (collectively, “Junior Financing”) (other than intercompany Indebtedness) or make any payment in violation of any subordination terms of any Second-Lien Documentation or other Junior Financing Documentation, except, so long as no Default shall have occurred and be continuing or would result therefrom, the conversion and exchange of the Existing Notes for Second-Lien Notes and Capital Stock

pursuant to the Exchange Offer; provided that, in any event, all Existing Notes so exchanged shall be promptly and permanently cancelled by the Borrower.
     (b) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, amend, modify or change any term or condition of any documentation related to the Senior Notes, including, but not limited to the Second-Lien Notes Documentation, except as expressly provided in Section 5.3 of the Intercreditor Agreement, or any other Junior Financing Documentation.”
          17. Section 11.07 of the Credit Agreement is hereby amended by inserting the text “to the extent required by the Security Documents and the Intercreditor Agreement” immediately after the text “third Persons” appearing in said Section.
          18. Section 11 of the Credit Agreement is hereby further amended by inserting the following new Section 11.13 in the appropriate order.
     “Section 11.13 Second-Lien Notes Documentation. (i) Any of the Obligations of the Credit Parties under the Credit Documents for any reason shall cease to be “Senior Permitted Indebtedness” under, and as defined in the Second-Lien Notes Indenture or (ii) the Liens created by the Second-Lien Notes Collateral Documents shall cease, for any reason, to be second in priority to the Liens of the Collateral Agent on behalf of the Secured Creditors securing the Obligations in accordance with the terms of the Intercreditor Agreement.”
          19. Section 14 of the Credit Agreement is hereby amended by inserting the following new Section 14.18 in the appropriate sequence:
          “14.18. OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC. (i) EACH SECURED PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE SECOND-LIEN NOTES COLLATERAL PURSUANT TO THE SECOND-LIEN NOTES DOCUMENTATION, WHICH LIENS SHALL BE REQUIRED TO BE SECOND IN PRIORITY TO THE LIENS CREATED PURSUANT TO THE CREDIT DOCUMENTS IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENT ALSO HAS OTHER PROVISIONS WHICH ARE BINDING UPON THE LENDERS AND THE HEDGING CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). PURSUANT TO THE EXPRESS TERMS OF SECTION 8.1 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
     (ii) EACH SECURED CREDITOR AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF EACH SECURED CREDITOR, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY

IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.
     (iii) THE PROVISIONS OF THIS SECTION 14.18 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH SECURED CREDITOR IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY SECURED CREDITOR AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.”
          20. The Credit Agreement is hereby further amended by adding Exhibit P to the Credit Agreement in the form of Exhibit P attached hereto.
          21. The Credit Agreement is hereby further amended by adding Schedule XVIII to the Credit Agreement in the form of Schedule XVIII attached hereto.
II. Miscellaneous Provisions.
          1. In order to induce the Lenders to enter into this Third Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined herein) before or after giving effect to this Third Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date both before and after giving effect to this Third Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
          2. The Credit Agreement is modified only by the express provisions of this Third Amendment and this Third Amendment shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document except as specifically set forth herein.
          3. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
          4. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          5. This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when (i) the Borrower, each other Credit Party and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com), (ii) the Exchange Offer shall have been consummated in accordance with the terms of the Exchange Agreements, without giving effect to any amendment, modification or waiver thereof which is materially adverse to the Lenders without the prior consent of the Administrative Agent and (iii) the Borrower shall have delivered to the Administrative Agent a copy of each of the Second-Lien Notes Documentation and the Exchange Agreements, together with all modifications, amendments and waivers thereto through and including the Third Amendment Effective Date, certified as true and correct by the chairman of the board, the chief executive officer, the president or any vice president of the Borrower.
          6. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.
***

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first above written.

TRICO MARINE SERVICES, INC.
By:	/s/ Geoff A. Jones
	Name:	Geoff A. Jones
	Title:	Vice President and Chief Financial Officer

TRICO MARINE ASSETS INC.
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Vice President and Corporate Secretary

TRICO MARINE OPERATORS, INC.
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Vice President and Corporate Secretary

signature page to Third Amendment Trico $50MM Credit Agreement

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, Individually and as Administrative Agent and Lead Arranger
By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

By:	/s/ Martin Kahm
	Name:	Martin Kahm
	Title:	Vice President

signature page to Third Amendment Trico $50MM Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE FIRST DATE WRITTEN ABOVE, AMONG TRICO MARINE SERVICES, INC., TRICO MARINE ASSETS INC., TRICO MARINE OPERATORS, INC., VARIOUS FINANCIAL INSTITUTIONS AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

NORDEA BANK NORGE ASA, CAYMAN ISLANDS BRANCH

By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

By:	/s/ Martin Kahm
	Name:	Martin Kahm
	Title:	Vice President

signature page to Third Amendment Trico $50MM Credit Agreement

ANNEX I
Additional Collateral Vessels

Name of Vessel	Jurisdiction of Flag

TRUCKEE RIVER	Dominica

CHARLES RIVER	U.S.

POWDER RIVER	U.S.

ROE RIVER	Dominica

STONES RIVER	U.S.

BUFFALO RIVER	U.S.

ELKHORN RIVER	U.S.

WOLF RIVER	U.S.

SOUTHERN RIVER	U.S.

PECOS RIVER	Dominica

SUWANNEE RIVER	Dominica

RUBY RIVER	U.S.

CANE RIVER	U.S.

RAIN RIVER	U.S.

MIAMI RIVER	U.S.

SAVANNAH RIVER	U.S.

PALMA RIVER	Mexico

OAK RIVER	Dominica

TRINITY RIVER	Dominica